EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Vital Products, Inc for the year ended July 31, 2007 of our reports dated September 19, 2007 included in its Registration Statement on Form S-1/A (No. 333-127915) dated February 27, 2008 relating to the financial statements and financial statement schedules for the year ended July 31, 2007 listed in the accompanying index.

/s/ Danziger Hochman Partners LLP
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Danziger Hochman Partners LLP

November 13, 2008
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